UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2026

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On August 14, 2026, Pete Suerken, President, U.S. of The Wendy’s Company (“Wendy’s” or the “Company”), notified the Company of his intention to resign from the Company to become the President and Chief Executive Officer of Quality Supply Chain Co-op, Inc. (“QSCC”), the independent purchasing cooperative for the Wendy’s system. Mr. Suerken previously served as the President and Chief Executive Officer of QSCC from January 2021 to July 2025. Mr. Suerken is anticipated to depart the Company effective August 31, 2026.

As disclosed on its earnings call for the fiscal quarter ended June 28, 2026, the Company is evaluating restructuring and reorganization efforts and, in light of Mr. Suerken’s departure, has determined to eliminate the position of President, U.S. and create a new position of Chief Operations Officer that will report to the Company’s President and Chief Executive Officer. The Company is currently recruiting for this new position.

In connection with Mr. Suerken’s departure and in recognition of his service to the Company at a critical time and to promote an effective transition, the Compensation and Human Capital Committee (the “Compensation Committee”) of the Board of Directors approved: (i) the pro-rated accelerated vesting of 80,481 restricted stock units that are subject to the one-time make-whole restricted stock unit award which was originally granted to Mr. Suerken in July 2025 in connection with his hiring and would have vested in full on the second anniversary of the date of grant in July 2027 (with pro-ration based on the number of full months that Mr. Suerken was employed with the Company relative to the two-year vesting period); and (ii) the payment of a pro-rated portion of his annual cash incentive award for 2026, based on actual Company performance and payable in a lump sum when annual incentives are paid to the other executives (with pro-ration based on the number of full months that Mr. Suerken was employed with the Company in 2026). Mr. Suerken will not receive any other benefits in connection with his departure and all of his outstanding equity awards, other than as described above, will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: August 17, 2026	By:	/s/ Mark L. Johnson
Mark L. Johnson
Director – Corporate & Securities Counsel, and Assistant Secretary